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                                                                     EXHIBIT 5.1

[The following text appears as letterhead:

Rogers & Hardin
Attorneys At Law
2700 International Tower, Peachtree Center
229 Peachtree Street, N.E.
Atlanta, Georgia 30303
(404) 522-4700
TELEX: 54-2335
TELECOPIER: (404) 525-2224]

                                 June 26, 1996

WORLD ACCESS, INC.
4501 Vineland Road
Orlando, Florida 32811

Gentlemen:

     We have acted as counsel to World Access, Inc. (the "Company") in connection with the registration by the Company on Form S-3 (hereinafter referred to, together with any amendments thereto, as the "Registration Statement") under the Securities Act of 1933, as amended, of an aggregate of 4,600,000 shares of common stock, $.01 par value per share, of the Company (the "Shares"), of which (a) 4,000,000 shares will be purchased by certain underwriters (the "Underwriters") from the Company and certain selling stockholders of the Company (the "Selling Stockholders") and (b) up to 600,000 additional shares will be purchased by the Underwriters from the Company if the Underwriters exercise the option granted to them by the Company solely to cover over-allotments, if any.

     In connection with this opinion, we have examined such corporate records and documents and have made such examinations of law as we have deemed necessary. In rendering this opinion, we have relied, without investigation, upon various certificates of public officials and of officers and representatives of the Company. In our examination of documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

     Based upon the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when sold as contemplated in the Registration Statement and in the Underwriting Agreement to be entered into among the Company, the Selling Stockholders and The Robinson-Humphrey Company, Inc., Wheat, First Securities, Inc. and Interstate/Johnson Lane Corporation, as representatives of the several Underwriters, will be legally issued, fully paid and non-assessable.
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     We consent to the filing of this opinion as an exhibit to the Registration
Statement and as an exhibit to applications to the securities commissioners of the various states and other jurisdictions of the United States for registration or qualification of the Shares in such states and other jurisdictions. We further consent to the reference to our firm under the caption "Legal Matters" in the Prospectus which is a part of the Registration Statement.

                                          Very truly yours,

                                          By:      /s/  ROGERS & HARDIN
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                                                      ROGERS & HARDIN